Exhibit 99.1

Empire Global Corp. Enters in Agreement to Lease Beach Resort and Casino in Costa Rica.

TORONTO, NEW YORK and COSTA RICA, January 1, 2014 - Empire Global Corp. (the company) (EMGL.OTCQB) announced today the completion of a Material Definitive Agreement by entering into a Lease Assignment Agreement with Finca Zephir Veintitre S.A. (Finca) The Agreement assigns the Lease with Option to Buy the El Sabanero Beach Hotel and Casino situated on Flamingo Beach, in Santa Cruz, Guanacaste, Costa Rica to Empire Global Corp.

As previously announced, the property consists of 47 rooms, 7 which walk out directly to the large main swimming pool with swim up bar; hot-tub Jacuzzi;
3 restaurants and bar lounge. The property boasts one of the most spectacular views of Flamingo Bay from an oversized outdoor terrace and direct access to an exclusive beach. In addition to the hotel amenities, the property also houses a fully licenced Casino Hall with bar, private gaming room, cash cage and dining area.

The Material Definitive Agreement took effect on January 1, 2014. As a result of the completion of this agreement Empire Global Corp. is no longer a shell company as defined in Rule 12b-2 under the Securities and Exchange Act of 1934, as amended.

The company will pay $500,000 to Finca Zephir Veintitre S.A. by issuing 500,000 shares at $1.00 per share. This payment represents total consideration including the original escrow deposits, capital expenditures for construction and reconditioning of the property completed by Finca up to the effective date of the agreement, as well as the assumption of all lease and operating revenue and expense obligations related to the property on a go forward basis from January 1, 2014.

The Company intends to provide working capital and funds to upgrade the hotel rooms and amenities as well as engage a casino management firm to refurbish, install and operate a casino in the dedicated casino hall.

Mike Ciavarella, Chairman and Chief Executive Officer of Empire Global Corp., commented, "We look forward to working with our management and partners in Costa Rica to build out our business plan. This opportunity is a welcome anchor to develop our global hospitality and gaming business and is the first step in what we believe will develop into a long and prosperous relationship."

About Empire Global Corp.

Empire Global Corp. is a development stage company with a view to acquire and operate a portfolio of revenue producing commercial properties in broad industry classifications primarily focused on the hospitality, resort, recreation and travel industry.

Forward Looking Statements

Information in this news release may contain statements about future expectations, plans, prospects or performance of Empire Global Corp., that constitute forward-looking statements for purposes of the Safe Harbor Provisions under the Private Securities Litigation Reform Act of 1995. The words or phrases "plan", "can be," "expects," "may affect," "believed," "estimate," "project" and similar words and phrases are intended to identify such forward-looking statements. Empire Global Corp. cautions you that any forward-looking information provided by or on behalf of Empire Global Corp. is not a guarantee of future performance. None of the information in this press release constitutes or is intended as an offer to sell securities or investment advice of any kind. Empire Global Corp.'s actual results may differ materially from those anticipated in such forward-looking statements as a result of various important factors, some of which are beyond Empire Global Corp.'s control. In addition to those discussed in Empire Global Corp.'s press releases, public filings, and statements by Empire Global Corp.'s management, including, but not limited to, Empire Global Corp.'s estimate of the sufficiency of its existing capital resources, Empire Global Corp.'s ability to raise additional capital to fund future operations, Empire Global Corp.'s ability to repay its existing indebtedness, the uncertainties involved in estimating market opportunities, and in identifying contracts which match Empire Global Corp.'s capability to be awarded contracts. All such forward-looking statements are current only as of the date on which such statements were made. Empire Global Corp. does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Contacts:
Mike (Michele) Ciavarella, B.Sc.
Empire Global Corp.
empireglobal@bell.net